UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event reported):

October 30, 2024 (October 29, 2024)

Grocery Outlet Holding Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-38950	47-1874201
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5650 Hollis Street, Emeryville, California	94608
(Address of principal executive offices)	(Zip Code)

(510) 845-1999

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.001 per share	GO	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.	Results of Operations and Financial Condition

On October 30, 2024, Grocery Outlet Holding Corp. (the “Company”) announced certain preliminary unaudited financial results for the fiscal quarter ended September 28, 2024. The full text of the press release issued by the Company is furnished as Exhibit 99.1 to this report.

The information in Item 2.02 of this current report on Form 8-K (including Exhibit 99.1 furnished herewith) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of President, Chief Executive Officer and Director

After discussion with the Board of Directors of the Company (the “Board”), on October 29, 2024, Robert J. Sheedy, Jr. agreed to step down as the Company’s President and Chief Executive Officer and resign as a member of the Board, effective immediately. Mr. Sheedy’s decision to resign as a director was not due to any disagreement with the Company’s operations, policies or practices. Mr. Sheedy will receive separation benefits of a termination without cause as set forth in the employment agreement with the Company he entered into on November 2, 2022, subject to execution and non-revocation of a general release of claims in favor of the Company, and the award agreements governing his outstanding equity awards. A description of these benefits is included under the heading “Potential Payments Upon Termination or Change in Control” in the Company’s 2024 proxy statement filed with the Securities and Exchange Commission on April 19, 2024 (the “proxy statement”) and incorporated herein by reference. On October 29, 2024, the Board reduced its size from ten members to nine.

Appointment of Interim President and Chief Executive Officer

On October 29, 2024, the Board appointed Eric J. Lindberg, Jr., 53, as Interim President and Chief Executive Officer, effective immediately. Mr. Lindberg has served as a director of the Company since 2006 and as Chairman of the Board since January 2023. He served as the Company’s Chief Executive Officer from January 2019 through December 2022 and as its Co-Chief Executive Officer from January 2006 to December 2018. Prior to being appointed Co-Chief Executive Officer, Mr. Lindberg served in various positions with the Company since 1996. Mr. Lindberg will continue to serve as Chairman of the Board while serving as Interim President and Chief Executive Officer.

On October 29, 2024, in connection his with appointment as Interim President and Chief Executive Officer, the Company entered into an employment agreement with Mr. Lindberg. Mr. Lindberg’s employment agreement provides that his employment as Interim President and Chief Executive Officer shall continue until the earliest to occur of: (a) the date on which a permanent President and Chief Executive Officer commences employment with the Company (the “New CEO Commencement Date”), (b) the first anniversary of his service as Interim President and Chief Executive Officer, (c) his resignation, or (d) his termination (the first to occur of the foregoing, the “Separation Date”). If a permanent President and Chief Executive Officer has not commenced employment by the anniversary of Mr. Lindberg’s appointment, Mr. Lindberg and the Board have agreed to negotiate an extension of his employment agreement in good faith. Mr. Lindberg’s employment agreement provides that he will receive: (i) a salary of $79,166.66 per month, (ii) a cash bonus of up to $1,187,500, with the amount paid to be based on the number of days out of 365 that Mr. Lindberg serves as Interim President and Chief Executive Officer, (iii) the number of restricted stock units equal to $4,104,400 divided by the closing price per share of the Company’s common stock reported on NASDAQ on October 30, 2024, rounded down to the nearest full share (the “RSU Award”), subject to the terms of the Company’s 2019 Incentive Plan and an award agreement (the “Award Agreement”) to be entered into by and between Mr. Lindberg and the Company, (iv) reimbursement of legal fees associated with the negotiation of the employment agreement, and (v) the right to participate in the Company’s employee benefit plans on a basis commensurate with other executive officers of the Company. The RSU Award will vest, subject to Mr. Lindberg’s continued employment through the applicable vesting date, on the earlier of (1) the New CEO Commencement Date and (2) any other Separation Date occurring prior to the New CEO Commencement Date in an amount based on the number of days out of 365 that Mr. Lindberg serves as Interim President and Chief Executive Officer. If Mr. Lindberg resigns from his employment (other than at the request of, or in mutual agreement with, the Board) or is terminated by the Company for Cause (as defined in his employment agreement) prior to the New CEO Commencement Date, he will not be entitled to any portion of the cash bonus and the RSU Award will not vest.

Pursuant to the Company’s non-employee director compensation policy, Mr. Lindberg will not be eligible to receive compensation as a non-employee director for his service as Chairman of the Board while serving as the Interim President and Chief Executive Officer. Notwithstanding the foregoing, the restricted stock units received by Mr. Lindberg under the Company’s non-employee director compensation policy on June 3, 2024 will vest in accordance with the terms of the award agreement governing such award on the earlier of (i) the date of the next annual meeting of stockholders or (ii) June 3, 2025, subject to his continued service as a member of Board through such vesting date.

Mr. Lindberg is a party to a stockholders agreement and an indemnification agreement with the Company, each of which is described in the section of the proxy statement entitled “Related Party Transactions,” which is incorporated herein by reference. In addition, the Company leases 14 store locations and one warehouse location from entities in which Mr. Lindberg or his family, have a direct or indirect financial interest. These entities received aggregate lease payments from the Company of $5.5 million for the 39 weeks ended September 28, 2024.

The foregoing description of Mr. Lindberg’s employment agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of such agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. A copy of the Award Agreement governing the RSU Award is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On October 30, 2024, the Company issued a press release announcing Mr. Lindberg’s appointment as Interim President and Chief Executive Officer, Mr. Sheedy’s departure, and an update to full year 2024 guidance. A copy of the press release is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

The information in Item 7.01 of this current report on Form 8-K (including Exhibit 99.1 furnished herewith) shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1*	Interim Chief Executive Officer Agreement, dated October 29, 2024, by and between Eric J. Lindberg, Jr., Grocery Outlet Holding Corp. and Grocery Outlet Inc.

10.2*	Form of Restricted Stock Unit Grant Notice and Agreement (Grocery Outlet Holding Corp. 2019 Incentive Plan) (Interim CEO)

99.1	Press release, dated October 30, 2024, entitled “Grocery Outlet Holding Corp. Announces CEO Transition.”

104	Cover Page Interactive Data File - the cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

*	Management contract or compensatory plan or arrangement.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

Grocery Outlet Holding Corp.

Date: October 30, 2024	By:	/s/ Luke D. Thompson
	Name:	Luke D. Thompson
	Title:	Executive Vice President, General
Counsel and Secretary